Consent of Independent Auditors



     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Germaln American Bancorp, relating to the German American Bancorp Employees' Profit Sharing Plan (the Plan), of our report, dated April 21, 1999, on the financial statements of the Plan as of December 31, 1998 and 1997 and for the year ended December 31, 1998, included in the Annual Report on Form 11-K of the Plan for the year ended December 31, 1998.



                                        Crowe, Chizek and Company LLP

June 29, 1999
Indianapolis, Indiana